FOR IMMEDIATE RELEASE

OPAL Fuels Reports Second Quarter 2025 Results

WHITE PLAINS, N.Y. – (August 7, 2025) – OPAL Fuels (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL) today announced financial and operating results for the three and six months ended June 30, 2025.
"We are pleased with the second quarter results. RNG production is growing with the second quarter's production 33% higher when compared with the second quarter of 2024. We expect continued improvement in our operating and financial results throughout the balance of 2025 in line with our guidance," said co-CEO Adam Comora. "The second quarter was important for OPAL Fuels as we begin to see the strengthening of bipartisan support for biofuels with the passage of the One Big Beautiful Bill Act, which extends the 45Z production tax credit through 2029. Although we have seen some volatility in RIN prices, we are encouraged that the EPA is positively engaged in the administration of the Renewable Fuel Standard."
"Market fundamentals for RNG used as a transportation fuel by heavy-duty fleets are strengthening. It is increasingly clear that RNG and CNG are a commercially viable alternative to diesel today with supportive public policy," said co-CEO Jonathan Maurer. "As a result of these dynamics, we are investing in a sustainable operating platform and technologies that can scale in line with our continued growth. These investments will allow us to further expand upon the benefits of our vertically integrated model."

Financial Highlights

•Revenue for the three and six months ended June 30, 2025, was $80.5 million and $165.9 million respectively, an increase of 13% and 22% respectively, compared to the prior-year period.
•Net income for the three and six months ended June 30, 2025, was $7.6 million and $8.8 million respectively, compared to $1.9 million and $2.6 million in the same period last year.
•Basic and diluted net income (loss) per share attributable to Class A common shareholders for the three and six months ended June 30, 2025 were $0.03 and $0.02 compared to $(0.01) and $(0.02) in the comparable period last year.

•Adjusted EBITDA1 for the three and six months ended June 30, 2025, was $16.5 million and $36.6 million respectively, compared to $21.1 million2 and $36.3 million2 respectively, in the comparable period last year.
•Second quarter selling, general and administrative expense of $17.5 million includes a non-recurring, non-cash expense of $2.0 million related to a contract restructuring which is added back in Adjusted EBITDA. It also includes other one-time non-recurring expenses which are not added back.

•At June 30, 2025, RNG Pending Monetization totaled $12.0 million.
•Completed sale of $16.7 million of IRA Investment Tax Credits.

Operational Highlights

•RNG produced was 1.2 million and 2.3 million MMBtu for the three and six months ended June 30, 2025, an increase of 33% and 35% respectively, compared to the prior-year period.3
•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 40.8 million and 81.4 million GGEs of transportation fuel for the three and six months ended June 30, 2025, an increase of 11% and 14% respectively, compared to the prior-year period. Of this amount, RNG dispensed as a transportation fuel was 20.6 and 40.1 million GGEs, an increase of 10% and 14% respectively, compared to the prior-year period.
Construction Update
•The Atlantic RNG project remains on schedule to commence commercial operations in the third quarter of 2025. This project represents approximately 0.3 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.4,5
•The Burlington and Cottonwood RNG projects, representing an aggregate annual design capacity of 1.1 million MMBtu for OPAL's share, are expected to commence commercial operations in 2026.
1 This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

2 The Company updated its policy in Q3’24 to include virtual pipeline costs as an add-back to Adjusted EBITDA. As a result, the impact for Q2’24 was also updated to reflect this change and ensure consistency across periods.

3 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners. Includes Sunoma and Biotown

4 Design capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

5 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

•The Kirby RNG project located in California, representing an aggregate annual design capacity of 0.7 million MMBtu for OPAL's 100% ownership, is expected to commence commercial operations in 2027. .
•Completion of construction at two dairy projects in California (Hilltop and Vander Schaaf) continues to be delayed due to a dispute with the prior Engineering, Procurement and Construction contractor over a series of change order requests.6
•At June 30, 2025, we had 46 fueling stations under construction including 20 owned by OPAL.
Guidance
•We maintain full year 2025 guidance. .
6 For more information, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
RNG Fuel	$25,130	$19,445	$52,729	$37,172
Fuel Station Services	47,026	39,257	97,704	76,399
Renewable Power	8,300	12,248	15,430	22,331
Total Revenue (1)	$80,456	$70,950	$165,863	$135,902

Cost of sales	$57,044	$48,158	$115,681	$96,089
Project development and startup costs	3,477	2,935	9,558	3,720
Other operating expenses (2)	20,762	14,168	43,393	26,834

Net income	7,559	1,908	8,843	2,585
Adjusted EBITDA (3)
RNG Fuel (4)	16,867	17,946	36,581	33,787
Fuel Station Services	11,203	8,626	22,422	15,644
Renewable Power	3,311	6,368	5,931	10,240
Corporate	(14,872)	(11,859)	(28,362)	(23,367)
Consolidated Adjusted EBITDA	$16,509	$21,081	$36,572	$36,304

RNG Fuel volume produced (Million MMBtus)	1.2	0.9	2.3	1.7
RNG Fuel volume dispensed (Million GGEs)	20.6	18.7	40.1	35.1
Total volumes sold, dispensed, and serviced (Million GGEs)	40.8	36.6	81.4	71.6
(1) Excludes revenues from equity method investments.
(2) Includes selling, general and administrative expenses, depreciation and amortization expenses, impairment and income from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.
(3) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”
(4) Includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and expected to be incurred in 2025 until the permanent interconnection is expected to be operational.

Results of Operations from equity method investments

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2025	2024	2025	2024
Revenue	$31,757	$25,567	$54,274	$50,974
Gross profit	11,567	9,919	14,382	21,013
Net income	8,549	8,693	6,283	19,397

OPAL’s share of revenues from equity method investments	13,178	11,228	23,466	21,989
OPAL’s share of gross profit from equity method investments	4,435	5,089	6,765	10,275
OPAL’s share of net income from equity method investments (1)	1,962	3,800	1,240	8,006

OPAL’s share of Adjusted EBITDA from equity method investments	$6,082	$6,693	$9,497	$13,167
(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1.7 million and $3.4 million of amortization expense related to basis differences for the three and six months ended June 30, 2025, and $1.4 million and $2.9 million for the three and six months ended June 30, 2024.
Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Landfill RNG Facility Capacity and Utilization
Design Capacity (Million MMBtus) (1)	2.2	1.5	4.4	2.8
Volume of Inlet Gas (Million MMBtus) (2)	1.6	1.1	3.0	2.1
Inlet Design Capacity Utilization (%) (2)	76%	74%	73%	77%
RNG Fuel volume produced (Million MMBtus)(3)	1.1	0.9	2.2	1.7
Utilization of Inlet Gas (%) (4)	75%	82%	76%	81%
(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.
(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills. Excludes Sunoma and Biotown.
(3) Excludes Sunoma and Biotown
(4) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%. Excludes Sunoma and Biotown.

RNG Pending Monetization Summary

	Three Months Ended
(In thousands, except average realized sales prices)
	June 30, 2025
	RNG Fuel	Fuel Station Services	Total
Value of RNG awaiting credit generation using quarter end price (1)	$3,076	$5,812	$8,888

RIN Metrics
Beginning balance as of April 1, 2025	2	588	590
Add: Generated in current period	16,949	4,146	21,095
Less: Sales	(16,951)	(4,339)	(21,290)
Ending RIN credit balance (Available for sale) as of June 30, 2025	—	395	395
D3 price per RIN at quarter end	$2.11	$2.11	$2.11
Value of RINs using quarter end price (1)	$—	$833	$833

LCFS Metrics
Beginning balance (net share) as of April 1, 2025	8	2	10
Add: Generated in current period	10	41	51
Less: Sales	(14)	(3)	(17)
Ending LCFS credit balance (Available for sale) as of June 30, 2025	4.0	40.00	44.00
LCFS credit price at quarter end	$49.75	$49.75	$49.75
Value of LCFSs using quarter end price (1)	$229	$1,995	$2,224

Value of RECs using quarter end price	—	—	$10

Other Metrics

Average realized sales price during quarter - RIN	—	—	$2.50
Average realized sales price during quarter - LCFS	—	—	$100.00

Total Value of RNG Pending Monetization and Credits at quarter end	$3,305	$8,640	$11,955
(1) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership), including equity method investments, and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity
As of June 30, 2025, our liquidity was $203.2 million, consisting of $138.4 million of unused capacity under our $450 million senior secured credit facility, $35.5 million of unused capacity under the associated revolver, and $29.3 million of cash and cash equivalents.
We believe our liquidity, operating cash flows, and anticipated sources of capital are sufficient to meet our expected funding needs.
Capital Expenditures
During the six months ended June 30, 2025, OPAL Fuels invested $33.4 million across RNG projects in construction and OPAL Fuels proprietary fueling stations in construction as compared to $49.7 million in the prior year.
In addition, for the six months ended June 30, 2025, the Company's portion of capital expenditures in unconsolidated entities was $12.7 million. This represents our share of capital expenditures incurred by equity method investments.
Earnings Call
A webcast to review OPAL Fuels’ Second Quarter 2025 results is being held tomorrow, August 8, 2025 at 11:00AM EDT.
Materials to be discussed in the webcast will be available before the call on the Company's website.
Participants may access the call at https://edge.media-server.com/mmc/p/95r93xjt. Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.
_____________________

Glossary of terms
“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.
“GGE” refers to gasoline gallon equivalent. The conversion ratio is 1 MMBtu of natural gas equal to 7.74 GGE.
“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“MMBtu” refers to million British thermal units.
“RECs” refers to renewable energy credits.

“Renewable Power” refers to electricity generated from renewable sources.
“RIN” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.
“VIEs” refers to variable interest entities.

About OPAL Fuels
OPAL Fuels (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and Renewable Power. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.
# # #
Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company's future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.
Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact information
Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com
Media
Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com
ICR, Inc.
OPALFuelsPR@icrinc.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	June 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents (includes $373 and $358 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	$29,269	$24,310
Accounts receivable, net of allowance for credit losses of $2,454 and $—, respectively (includes $25 and $435 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	29,085	32,013
Accounts receivable, related party	25,496	14,522
Restricted cash - current (includes $979 and $972 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	979	972
Fuel tax credits receivable	3,264	5,639
Contract assets	10,556	11,075
Parts inventory	13,004	10,294
Prepaid expense and other current assets (includes $62 and $144 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	11,833	18,363
Total current assets	123,486	117,188
Property, plant, and equipment, net (includes $31,303 and $25,428 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	477,063	458,258
Investment in other entities	224,577	223,594
Other long-term assets	22,546	23,483
Restricted cash - non-current (includes $2,528 and $2,315 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	3,257	3,946
Goodwill	54,608	54,608
Total assets	905,537	881,077
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable (includes $36 and $22 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	19,589	16,419
Accounts payable, related party (includes $— and $426 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	8,288	7,932
Fuel tax credits payable	3,471	4,422
Accrued payroll (includes $27 and $45 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	7,663	9,580
Accrued capital expenses	24,859	23,238
Accrued environmental credit rebates	4,705	5,391
Accrued expenses and other current liabilities (includes $1,008 and $974 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	12,969	14,717
Contract liabilities	8,631	9,276
OPAL Term Loan - current portion	6,233	10,865
Sunoma Loan - current portion (includes $1,825 and $1,756 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	1,825	1,756
Total current liabilities	98,233	103,596
OPAL Term Loan, net of debt issuance costs	295,753	266,630
Sunoma Loan, net of debt issuance costs (includes $17,515 and $18,373 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	17,515	18,373
Operating lease liabilities - non-current portion	12,007	12,155

Other long-term liabilities (includes $1,357 and $2,495 at June 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	8,783	15,291
Total liabilities	432,291	416,045
Redeemable preferred non-controlling interests	130,000	130,000
Redeemable non-controlling interests	365,548	482,863
Stockholders' deficit:
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of June 30, 2025; shares issued: 30,631,960 and 30,065,260 at June 30, 2025 and December 31, 2024, respectively; shares outstanding: 28,996,177 and 28,429,477 at June 30, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2025; 121,500,000 issued and outstanding as of June 30, 2025 and 71,500,000 issued and outstanding as of December 31, 2024	12	7
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2025; none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2025; 22,899,037 shares issued and outstanding at June 30, 2025 and 72,899,037 issued and outstanding as of December 31, 2024	2	7
Additional paid-in capital	—	—
Accumulated deficit	(13,442)	(137,004)
Accumulated other comprehensive income	2	152
Class A common stock in treasury, at cost; 1,635,783 at June 30, 2025 and December 31, 2024	(11,614)	(11,614)
Total Stockholders' deficit attributable to the Company	(25,037)	(148,449)
Non-redeemable non-controlling interests	2,735	618
Total Stockholders' deficit	(22,302)	(147,831)
Total liabilities, Redeemable preferred non-controlling interests, Redeemable non-controlling interests and Stockholders' deficit	$905,537	$881,077

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
RNG Fuel (includes revenues from related parties of $17,878 and $15,881 for the three months ended June 30, 2025 and 2024, respectively; $37,979 and $31,376 for the six months ended June 30, 2025 and 2024, respectively)	$25,130	$19,445	$52,729	$37,172
Fuel Station Services (includes revenues from related parties of $12,826 and $11,628 for the three months ended June 30, 2025 and 2024, respectively; $29,429 and $21,708 for the six months ended June 30, 2025 and 2024, respectively)	47,026	39,257	97,704	76,399
Renewable Power (includes revenues from related parties of $1,488 and $1,804 for the three months ended June 30, 2025 and 2024, respectively; $2,654 and $3,330 for the six months ended June 30, 2025 and 2024, respectively)	8,300	12,248	15,430	22,331
Total revenues	80,456	70,950	165,863	135,902
Operating expenses:
Cost of sales - RNG Fuel	11,414	8,321	23,567	16,659
Cost of sales - Fuel Station Services	38,731	30,938	78,453	61,273
Cost of sales - Renewable Power	6,899	8,899	13,661	18,157
Project development and startup costs	3,477	2,935	9,558	3,720
Selling, general, and administrative	17,460	13,699	33,427	26,860
Depreciation, amortization, and accretion	5,264	4,269	11,206	7,980
Income from equity method investments	(1,962)	(3,800)	(1,240)	(8,006)
Total expenses	81,283	65,261	168,632	126,643
Operating (loss) income	(827)	5,689	(2,769)	9,259
Other (expense) income:
Interest and financing expense, net	(6,367)	(4,989)	(12,432)	(8,950)
Change in fair value of derivative instruments, net	—	776	281	1,179
Other income	1,067	432	2,040	1,097
Total other expenses	(5,300)	(3,781)	(10,111)	(6,674)
(Loss) income before provision for income taxes	(6,127)	1,908	(12,880)	2,585
Income tax benefit	13,686	—	21,723	—
Net income	7,559	1,908	8,843	2,585
Net income (loss) attributable to redeemable non-controlling interests	3,982	(753)	2,808	(2,380)
Net income attributable to non-redeemable non-controlling interests	160	196	236	198
Dividends on redeemable preferred non-controlling interests	2,617	2,618	5,234	5,236
Net income (loss) attributable to Class A common stockholders	$800	$(153)	$565	$(469)
Weighted average shares outstanding of Class A common stock:
Basic	28,265,710	27,674,567	27,995,258	27,523,150
Diluted	29,229,245	27,674,567	28,688,505	27,523,150
Per share amounts:
Basic	$0.03	$(0.01)	$0.02	$(0.02)
Diluted	$0.03	$(0.01)	$0.02	$(0.02)

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$8,843	$2,585
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(1,240)	(8,006)
Distributions from equity method investments	2,620	8,669
Provision for bad debts	2,454	—
Gain on lease termination	(600)	—
Reduction of carrying amount of operating lease right-of-use assets	359	334
Write-offs of capitalized costs	306	—
Depreciation and amortization	10,986	7,706
Accretion expense related to asset retirement obligation	220	274
Amortization of deferred financing costs	802	1,119
Stock-based compensation	3,956	2,855
Paid-in-kind interest expense (income)	(125)	(136)
Change in fair value of commodity swaps	(595)	324
Unrealized gain on note receivable	(815)	—
Unrealized gain on derivative financial instruments	(281)	(1,179)
Changes in operating assets and liabilities
Accounts receivable	474	3,403
Accounts receivable, related party	(10,974)	3,958
Fuel tax credits receivable	2,375	(54)
Contract assets	519	(5,986)
Parts inventory	(2,710)	(429)
Prepaid expense and other current and long-term assets	7,788	(2,477)
Accounts payable	3,170	(802)
Accounts payable, related party	356	1,145
Fuel tax credits payable	(951)	(609)
Accrued payroll	(1,917)	(1,650)
Accrued expenses and other current and non-current liabilities	(2,213)	3,560
Operating lease liabilities - current and non-current	(357)	(301)
Contract liabilities	(645)	(52)
Net cash provided by operating activities	21,805	14,251
Cash flows from investing activities:
Purchase of property, plant, and equipment	(33,409)	(49,742)
Proceeds from sale of short-term investments	—	1,290
Distributions received from equity method investment	9,100	2,922
Cash paid to equity method investments	(11,717)	(8,550)
Net cash used in investing activities	(36,026)	(54,080)
Cash flows from financing activities:
Proceeds from OPAL Term Loan	40,000	25,000
Cash paid for taxes related to net share settlement of equity awards	(387)	(627)
Financing costs paid to other third parties	(1,250)	(253)
Repayment of OPAL Revolving Loan	(15,000)	—
Repayment of Sunoma Loan	(863)	(783)
Repayment of principal portion of finance lease liabilities	(707)	(44)
Payment of preferred dividends	(5,234)	(7,853)

Distribution to non-redeemable non-controlling interest	(110)	(574)
Proceeds from issuance of shares of Class A common stock under the ATM program, net	58	170
Capital contribution from non-redeemable non-controlling interests	1,991	—
Net cash provided by financing activities	18,498	15,036
Net increase (decrease) in cash, restricted cash, and cash equivalents	4,277	(24,793)
Cash, restricted cash, and cash equivalents, beginning of period	29,228	47,242
Cash, restricted cash, and cash equivalents, end of period	$33,505	$22,449
Supplemental disclosure of cash flow information
Interest paid, net of $1,241 and $2,074 capitalized, respectively	$13,304	$7,185
Tax benefit received	$21,723	$—
Noncash investing and financing activities:
Accrual for asset retirement obligation included in Property, plant and equipment	$—	$591
Right-of-use assets arising from lease modifications	$—	$1,218
Accrual for purchase of Property, plant and equipment included in Accounts payable and Accrued capital expenses	$24,859	$18,324

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Adjusted EBITDA
To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP financial measure adjusts net income for interest and financing expense, net, net income attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion, adjustments to reflect Adjusted EBITDA from equity method investments, fair value changes and non-recurring charges, Stock-based compensation, major maintenance on Renewable Power, RNG development costs, and ITC proceeds, net.
Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

The following table presents the reconciliation of our net income to Adjusted EBITDA:
Reconciliation of GAAP Net Income to Adjusted EBITDA
For the Three and Six Months Ended June 30, 2025 and 2024
(In thousands of dollars)

	Three Months Ended June 30, 2025					Six Months Ended June 30, 2025
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power		Corporate	Total
Net income (loss) (1)	$16,362	$7,886	$463	$(17,152)	$7,559	$24,396	$17,001	$(39)		$(32,515)	$8,843

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	6,387	(7)	(13)	—	6,367	12,404	56	(28)		—	12,432
Net income attributable to non-redeemable non-controlling interests	(160)	—	—	—	(160)	(236)	—	—	—	—	(236)
Depreciation, amortization and accretion	2,995	1,317	952	—	5,264	5,954	3,351	1,901		—	11,206
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	4,120	—	—	—	4,120	8,257	—	—		—	8,257
Fair value changes and non-recurring charges (3)	(1,936)	2,007	—	76	147	(595)	2,014	—		197	1,616
Stock-based compensation	—	—	—	2,204	2,204		—	—		3,956	3,956
RNG development costs (4)	2,690	—	—	—	2,690	7,859	—	—		—	7,859
Major maintenance for Renewable Power	—	—	1,909	—	1,909	—	—	4,097	—	—	4,097
ITC proceeds, net	(13,591)	—	—	—	(13,591)	(21,458)	—	—		—	(21,458)
Adjusted EBITDA	$16,867	$11,203	$3,311	$(14,872)	$16,509	$36,581	$22,422	$5,931		$(28,362)	$36,572

	Three Months Ended June 30, 2024					Six Months Ended June 30, 2024
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$5,626	$7,069	$2,288	$(13,075)	$1,908	$12,757	$12,791	$2,215	$(25,178)	$2,585

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	5,159	47	(25)	(192)	4,989	9,334	24	(85)	(323)	8,950
Net income attributable to non-redeemable non-controlling interests	(196)	—	—	—	(196)	(198)	—	—	—	(198)
Depreciation, amortization and accretion	1,966	1,290	1,013	—	4,269	3,358	2,609	2,013	—	7,980
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	2,894	—	—	—	2,894	5,162	—	—	—	5,162
Fair value changes and non-recurring charges (3)	299	220	628	(434)	713	1,176	220	724	(721)	1,399
Stock-based compensation	—	—	—	1,842	1,842	—	—	—	2,855	2,855
RNG development costs (4)	2,198	—	—	—	2,198	2,198	—	—	—	2,198
Major maintenance for Renewable Power	—	—	2,464	—	2,464	—	—	5,373	—	5,373
Adjusted EBITDA	$17,946	$8,626	$6,368	$(11,859)	$21,081	$33,787	$15,644	$10,240	$(23,367)	$36,304
(1) Net income (loss) by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes changes in the fair value of commodity swaps, earnout liabilities, and note receivable. Also includes one-time, non-recurring charges, such as: (i) certain development-related expenses for RNG facilities—specifically lease and legal costs incurred during the construction phase that were not eligible for capitalization under GAAP (2024); and (ii) contract restructuring costs associated with an existing customer exit agreement (2025).
(4) Includes virtual pipeline costs on our Prince William and Polk facilities. These are temporary additional transportation costs incurred until a permanent pipeline solution is completed. Also includes RNG development costs which are lease costs related to Central Valley litigation.